Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

ATA Creativity Global

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common shares, par value US$0.01 per share(3)	415(a)(6)	—	—	—	—	—	—	—	—	—
	Other	Warrants(4)	415(a)(6)	—	—	—	—	—	—	—	—	—
	Unallocated (Universal) Shelf	—	415(a)(6)	US$80,000,000	—	US$80,000,000		—	F-3	333-255195	April 26, 2021	US$8,728.00(5)
	Total Offering Amounts					US$80,000,000		(5)
	Total Fees Previously Paid							US$8,728.00(5)
	Total Fee Offsets							—
	Net Fee Due							US$0.00

(1) This replacement registration statement is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, or the Securities Act, and includes solely such indeterminate number of the registrant’s common shares, par value US$0.01 per share, in the form of American Depositary Shares, or ADSs, warrants, or any combination thereof from time to time at indeterminate prices, with an initial aggregate public offering price of all of such securities not to exceed US$80,000,000, which were previously registered by the registrant on the expiring registration statement on Form F-3 (File No. 333-255195) initially filed on April 13, 2021, and declared effective on April 26, 2021 (the “Prior Registration Statement”), and were not sold thereunder. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of common shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder.

(2) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities to be offered.

(3) Represented by ADSs. The ADSs issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-148641), as amended. Each ADS represents two common shares.

(4) Warrants may be exercised to purchase any of the other securities registered hereby.

(5) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include US$80,000,000 of unsold securities that were previously registered on the Prior Registration Statement. The registrant carried forward the previously paid filing fee of US$8,728.00 for US$80,000,000 of unsold securities that had been previously registered on the Prior Registration Statement, which fee will continue to be applied to such unsold securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement. If the registrant sells any of such unsold securities pursuant to the Prior Registration Statement after the date of filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold securities included on this registration statement.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A